  TRACOR
  COMPUTATION OF INCOME PER COMMON AND COMMON EQUIVALENT SHARE
  (in thousands, except per share amounts)

                                                              Three Months Ended     Nine Months Ended
                                                                 September 30,         September 30,
                                                              ------------------     -----------------
                                                               1996          1995    1996        1995
  Primary:
  Net income                                                 $11,306      $ 7,669  $26,964    $20,722

  Pro forma adjustments, net of income taxes:
     Interest expense                                             -           384      424      1,410
     Investment income                                            -            -        -          -
                                                            --------     -------- --------   --------
       Pro forma net income                                  $11,306      $ 8,053  $27,388    $22,132
                                                            ========     ======== ========   ========
  Weighted average common shares outstanding                  24,345       13,932   18,062     12,919

  Weighted average common share equivalents:
     Assumed exercise of warrants                              1,228       12,242    7,723     12,532
     Assumed exercise of options                               1,719        1,179    1,645      1,059
     Assumed purchase of common shares for treasury           (1,022)      (2,791)  (2,521)    (2,636)
                                                            --------     -------- --------   --------
     Net weighted average additional shares issuable           1,925       10,630    6,847     10,955
                                                            --------     -------- --------   --------
        Common and common equivalent shares                   26,270       24,562   24,909     23,874
                                                            ========     ======== ========   ========

  Income per common and common equivalent share                 $.43         $.33    $1.10       $.93
                                                                ====         ====    =====       ====
  Fully diluted:

  Net income                                                 $11,306      $ 7,669  $26,964    $20,722

  Pro forma adjustments, net of income taxes:
     Interest expense                                             -           371      360      1,087
     Investment income                                            -            -         -         -
                                                            --------     -------- --------   --------
     Pro forma net income                                    $11,306      $ 8,040  $27,324    $21,809
                                                            ========     ======== ========   ========

  Weighted average common shares outstanding                  24,345       13,932   18,062     12,919

  Weighted average common share equivalents:
     Assumed exercise of warrants                              1,228       12,242    7,723     12,532
     Assumed exercise of options                               1,719        1,179    1,645      1,059
     Assumed purchase of common shares for treasury             (929)      (2,791)  (2,490)    (2,636)
                                                            --------     -------- --------   --------
     Net weighted average additional shares issuable           2,018       10,630    6,878     10,955
                                                            --------     -------- --------   --------
        Common and common equivalent shares                   26,363       24,562   24,940     23,874
                                                            ========     ======== ========   ========

  Income per common and common equivalent share                 $.43         $.33    $1.09       $.91
                                                                ====         ====    =====       ====